Exhibit (a)(9)(i)

                               VALUE EQUITY TRUST

                             Redesignation of Series


     The undersigned, being at least a majority of the duly elected and qualified Trustees of Value Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.11 of the Amended and Restated Declaration of Trust, as amended of the Trust dated March 17, 1988, as amended (the "Declaration of Trust"), do hereby amend the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest filed with the Secretary of the Commonwealth of Massachusetts on June 23, 2003, as follows:

     1. The Series presently designated as Scudder Dividend Income Fund is hereby redesignated as Scudder Tax Advantaged Dividend Fund, and all other terms and conditions of the Amended and Restated Establishment and Designation of Series dated June 23, 2003 remain in effect.

     Except as otherwise provided in this Instrument, the foregoing shall be effective upon the filing of this Instrument with the Secretary of the Commonwealth of Massachusetts.


         IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.



/s/Henry P. Becton, Jr.                                       /s/Louis E. Levy
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Henry P. Becton, Jr., as Trustee                              Louis E. Levy, Trustee

/s/Dawn-Marie Driscoll                                        /s/Jean Gleason Stromberg
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Dawn-Marie Driscoll, Trustee                                  Jean Gleason Stromberg, Trustee

/s/Keith R. Fox                                               /s/Jean C. Tempel
----------------------------------------------                ---------------------------------------------
Keith R. Fox, Trustee                                         Jean C. Tempel, Trustee

/s/Richard T. Hale                                            /s/Carl W. Vogt
----------------------------------------------                ---------------------------------------------
Richard T. Hale, Trustee                                      Carl W. Vogt, Trustee




Dated:      August 12, 2003